Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED BY COMMUNITY CHOICE FINANCIAL, INC. — CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION

Execution Copy

ECASH SOFTWARE LICENSE AGREEMENT

This eCash Software License Agreement (“Agreement”) is made effective as of June 26, 2013 (the “Effective Date”), by and between eCash Software Systems, Inc., a Mississippi corporation (“Licensor”), having its principal place of business at 216 Avalon Circle, Brandon, Mississippi 39047, and Community Choice Financial Inc., an Ohio corporation (“Licensee”), having its principal place of business at 7001 Post Road, Suite 200, Dublin, Ohio 43016.

Background Information

Licensor is in the business of developing and marketing web-based software for the financial services industry and is the owner of all right, title and interest in and to that certain proprietary software system commonly known as the eCash Software System, and more particularly described herein.

Licensee is a leading retailer of financial services to unbanked and underbanked consumers through a network of over 490 retail storefronts across 14 states and across more than 20 states via the internet.

Licensee desires to obtain for itself and its Affiliates (as defined herein), and Licensor desires to grant, a nonexclusive license to install and use the Software (as defined herein), subject to the terms and conditions set forth herein.

Provisions

Accordingly, in consideration of the foregoing and with the intent to be legally bound, the parties hereby agree as follows:

1.                                      Definitions.  As used in this Agreement, the following capitalized terms shall have the definitions set forth below:

a.                                      “Affiliates” shall mean existing or future related affiliated and subsidiary companies (including subsidiaries of affiliated companies) of Licensee.

b.                                      “Confidential Information” shall mean any information relating to or disclosed in the course of the performance of this Agreement, which is or should be reasonably understood to be confidential or proprietary to the disclosing party or is otherwise marked “Confidential” or “Proprietary” or with words of similar import. For the avoidance of doubt, the Software, the Source Code and the Documentation are all Confidential Information of Licensor.

c.                                       “Data Processing Centers” shall mean the equipment and location(s) identified in Exhibit A, attached hereto and incorporated by reference herein, and which may be amended from time-to-time, upon which the Software may be installed.

d.                                      “Derivative Works” shall mean any improvement, revision, modification, translation (including compilation or recapitulation by computer), abridgment, condensation, expansion or other work developed by Licensee which is based upon, in whole or in part, the Source Code and/or the Documentation.

e.                                       “Documentation” shall mean any written, explanatory materials provided to Licensee in connection with this Agreement and relating to the operation or use of the Software, and any copies thereof. The table of contents to the initial Documentation shall be attached as Exhibit B.

f.                                        “Escrow Agent” shall mean an escrow agent reasonably acceptable to both Licensee and Licensor.

g.                                       “Escrow Materials” shall include ***, the Documentation, all software developer notes and logs, *** and other materials necessary to enable Licensee to maintain, service and update the Software ***.

h.                                      “Intellectual Property Rights” shall mean any and all patent rights, copyrights, mask rights, trademarks, trade names and service marks, any and all registrations of and applications for registration of any of the foregoing, any and all rights in trade secrets and/or know-how, and any and all other intellectual or industrial property rights recognized in any jurisdiction now or in the future.

i.                                          “Licensee” shall mean (i) CCF and (ii) any entity in which CCF: (A) owns or controls, directly or indirectly, at least 50% of the stock, partnership shares or membership interests in an entity having the right to vote for or appoint directors thereto, and/or (B) has the right to determine management direction whether through having a majority representation on a board of directors of a corporation or by holding, directly or indirectly through one or more subsidiaries, at least 50% of the general partnership interests of a partnership.

j.                                         “License Purchase Price” shall mean the amounts set forth on Exhibit C, attached hereto and incorporated by reference herein, as a one-time, upfront, non-refundable fee to be paid in consideration for the licenses and rights granted hereunder.

k.                                      “Licensed Location” shall mean any one or more of the physical office or store location(s) owned or operated by Licensee, which shall not exceed the maximum number of office or store locations set forth in Exhibit A.

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l.                                          “Software” shall mean all that certain proprietary software described on Exhibit A, including all updates, releases, service packs, and enhancements thereto, provided by Licensor to Licensee or generally made commercially available by Licensor to other licensees from time to time, as well as copies of any of the foregoing.

m.                                  “Source Code” shall mean any human readable code that constitutes part of the Software or any Licensor-developed Tools.

n.                                      “Support Agreement” shall mean that certain eCash Software Support and Maintenance Agreement, dated of even date herewith, as amended from time to time, attached hereto as Exhibit D and incorporated by reference herein.

o.                                      “Tools” shall mean programs, techniques and development environments used by Licensor in the creation, development, maintenance and support of the Source Code and Software.

2.                                      License Grants and Restrictions.

a.                                      Software License. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee and all its Affiliates a worldwide, perpetual, nonexclusive, nontransferable, nonsublicensable right and license to (i) install the Software, in object code form, solely for Licensee and any Affiliate’s Licensee’s own internal business purposes, in the Data Processing Centers, (ii) access and use the Software, solely for Licensee and any Affiliate’s own internal business purposes, from the Licensed Locations, and (iii) make one or more backup copies of the Software and use such copies only for backup and archival purposes. The Software shall initially be installed at one or more the Data Processing Centers, provided that Licensee may, from time to time, change the location of its Data Processing Centers, as long as the total number of Data Processing Centers at which the Software is installed by Licensee and any Affiliate does not exceed the number of Data Processing Centers specified in Exhibit A, and Licensee and/or an Affiliate shall provide Licensor with written notice thirty (30) days before the transfer of the Software from one Data Processing Center to another. The Software shall be used only for the processing of Licensee or an Affiliate’s own business, which shall include servicing and maintaining records on behalf of its customers and clients, and may be accessed only by Licensee, its Affiliates or the respective employees and authorized agents of any of the foregoing, from the Licensed Locations.

Notwithstanding the restrictions in this Section 2 or the provisions of Section 4, Licensee may appoint, or work with, third parties to perform development services solely for the benefit of Licensee and its Affiliates using the Source Code, the source code to Derivative Works and/or the Documentation on behalf of, or working with, Licensee. Release of Source Code, Derivative Work source code and/or Documentation to such third parties shall be subject to the agreement of such third parties to be subject to appropriate limited sublicense terms and conditions. Furthermore, such Licensee contractors shall provide a written statement saying he, she or it will not hold any copies of the Source Code following termination of their agreement with Licensee.

b.                                      Documentation. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee and its Affiliates a worldwide, perpetual, nonexclusive, use nontransferable, nonsublicensable right and license to copy, distribute, use and own, the Documentation solely for so long as Licensee’s license to use the Software under this Section 2 is in effect, and solely to facilitate Licensee and its Affiliate’s use of the Software.

c.                                       Ownership. Licensee acknowledges and agrees that Licensor and/or its licensors (as applicable) own and shall retain all rights, title, and interest in and to the Software and the Documentation, including but not limited to all Intellectual Property Rights related to the Software or the Documentation.

d.                                      Reservation of Rights. Licensee acknowledges and agrees that the Software and the Documentation have been licensed to Licensee and its Affiliates pursuant to the terms and conditions of this Agreement. Licensor reserves all rights not expressly granted herein. Licensee and its Affiliates shall not use or copy the Software or the Documentation except as is expressly authorized in this Agreement. Licensee acknowledges and agrees that the Software and the Documentation are protected by United States copyright laws and international treaty provisions. Except as otherwise expressly provided herein, Licensee and its Affiliates must treat the Software and the Documentation like any other copyrighted material. Licensee and its Affiliates shall not knowingly take any action that would cause the Software or the Documentation to be placed in the public domain.

3.                                      Restrictions.

a.                                      Usage Restrictions. Licensee shall not permit any person other than Licensee and its Affiliates and the respective employees, leased employees and authorized agents of any of the foregoing to possess, use or access the Software or the Documentation, and Licensee and its Affiliates shall cause all such employees and agents to abide by all terms and conditions imposed upon Licensee herein.

b.                                      No Transfer or Assignment. Licensee may not, and agrees that it will not, transfer, assign, rent, lease, lend, resell or in any way distribute or transfer the Software or the Documentation (or any rights in this Agreement, the Software or the Documentation) to any third parties other than its Affiliates, including by operation of law, without Licensor’s prior written approval and subject to a written agreement by the recipient agreeing to the terms and conditions of this Agreement.  Notwithstanding the foregoing, Licensor and Licensee shall have the right to assign this Agreement to a

c.                                       parent, subsidiary or affiliate or successor to its business (including, but not limited to, any entity or entities succeeding to the businesses, assets and/or operations of that

d.                                      party in any manner, whether by merger, purchase, sale, consolidation, reorganization or other restructuring and whether or not the party to this Agreement is the surviving entity), with no prior written consent required from the other party in any instance.

e.                                       No Reverse Engineering; No Modification. To the maximum extent permitted by applicable law, except as otherwise expressly permitted in this Agreement, Licensee shall not reverse engineer, decompile, disassemble, or otherwise attempt to discover, reconstruct, or identify the Source Code for the Software or any user interface techniques, algorithms, logic, protocols, or specifications included, incorporated, or implemented therein. Furthermore, to the maximum extent permitted by applicable law, except as otherwise expressly permitted in this Agreement or in the Documentation, Licensee shall not modify, port, translate, or create derivative works of the Software or the Documentation.

f.                                        Proprietary Notices and Legends. If Licensee makes any copies of the Software or the Documentation in accordance with this Agreement, Licensee must reproduce in all such copies all proprietary notices and legends contained in the originals.

g.                                       Updates. Upon Licensee’s installation of any update to the Software, Licensee shall have no further rights, and Licensor shall have no further obligations, with respect to those portions of the Software that such update replaced.

h.                                      Export Restrictions; Compliance with Laws. Licensee agrees that Licensee will not, directly or indirectly, export or transmit the Software or the Documentation to any country or persons to which such export or transmission is restricted by any applicable United States regulation or statute without the prior written consent, if required, of the Bureau of Industry and Security of the United States Department of Commerce or such other governmental entity as may have jurisdiction over such export or transmission. Licensee agrees to comply with and conform to all applicable laws, regulations, ordinances, and executive orders relating to Licensee’s use of the Software and/or the Documentation.

4.                                      *** Escrow. Upon Licensee’s request, Licensor agrees to place the Escrow Materials into escrow with an Escrow Agent. Licensee shall be responsible for paying the Escrow Agent’s fees and the fees associated with any verification or other services that relate to all or any part of the Escrow Materials. Licensee agrees not to exercise its license to the Escrow Materials set forth below unless and until the Escrow Materials are released to Licensee by the Escrow Agent. The Escrow Agent may only release the Escrow Materials to Licensee under the following circumstances: (a)

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION ***

Licensor becomes insolvent, (b) a claim of bankruptcy is filed by or on behalf of Licensor, (c) Licensor makes an assignment for the benefit of a creditor, (d) Licensor dissolves, liquidates or otherwise ceases to operate as a going concern or operate in the ordinary course, or (e) Licensee’s CEO or President provides written certification to the Escrow Agent that Licensor has failed to perform any of its obligations under this Agreement or the Support Agreement and the failure to perform has continued without cure for more than forty five (45) days following written notice of failure to perform delivered to Licensor, or (f) Licensee’s CEO or President provides written certification to the Escrow Agent that *** provided, however, that in no event shall the Escrow Materials be released by the Escrow Agent until and unless Licensor has confirmed receipt of payment in full of the License Purchase Price and any sums due and payable to Licensor under the Support Agreement. Under all circumstances, ownership of the Software and Source Code, as the same may be upgraded or modified from time to time by Licensor, shall remain with Licensor. Licensor hereby grants to Licensee and its Affiliates a worldwide, perpetual, nonexclusive, nontransferable, nonsublicensable right and license to (y) use, modify and create Derivative Works of the Source Code and/or the Documentation solely at the Licensed Locations without the right to distribute, transfer or sublicense and solely for Licensee’s own internal business purposes, and (z) make a reasonable number of backup and archival copies of the Source Code and the Documentation. Licensor shall, at the time of delivery of the Escrow Materials to the Escrow Agent, provide a copy of ***.

5.                                      License Purchase Price. In consideration for the licenses and rights granted to Licensee under this Agreement, Licensee shall pay to Licensor the License Purchase Price in the manner and amounts set forth Exhibit B, which payments will be nonrefundable and irrevocable except as otherwise expressly provided herein.

6.                                      Confidentiality. Licensee acknowledges that Licensee is receiving Confidential Information of Licensor. Licensee agrees to hold all Confidential Information in strict confidence and to not disclose it to any third party without the prior express written consent of Licensor. Licensee shall use the same or a greater degree of care in safeguarding the Confidential Information of Licensor as Licensee uses for Licensee’s own confidential and/or proprietary information, but in no event using less than a reasonable degree of care. The obligations in this Section 6 shall not apply to information: (i) already lawfully known by Licensee and not subject to confidentiality obligations; (ii) disclosed in lawfully published materials that are made generally available to the public; (iii) generally known to the public; (iv) lawfully obtained from any third party that is not acting in violation of any confidentiality obligations to Licensor or a third party; or (v) required to be disclosed pursuant to applicable law, provided that Licensor is provided an opportunity to contest the need for such disclosure or otherwise seek a protective order to limit disclosure thereof.

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION ***

7.                                      Warranty; Limitation of Liability.

a.                                      Limited Warranty and Remedies. Licensor warrants, subject to the limitations set forth below, that:

(i)                                     for a period of one (1) year following installation of the Software at the initial Data Processing Centers that the Software will perform substantially in accordance with the Documentation; and

(ii)                                  for a period of forty-eight (48) months commencing upon the expiration of the limited warranty provided in Section 7(a)(i) above, that the Software will continue to perform substantially in accordance with the Documentation.

The foregoing warranty does not apply if the Software (i) has been altered, except by Licensor, (ii) has not been installed, operated, repaired, or maintained in accordance with instructions supplied by Licensor, or (iii) has been subjected to abnormal stress, misuse, negligence, or accident.

Licensor’s entire liability and Licensee’s exclusive remedy under Section 7(a)(i) above shall be, at Licensor’s option, either: (i) the return of the License Purchase Price paid to Licensor for the Software ***, resulting in the termination of this Agreement, or (ii) to repair or replace that portion of the Software that does not meet this limited warranty.

Licensor’s entire liability and Licensee’s exclusive remedy under Section 7(a)(ii) shall be, at Licensor’s option, either: (i) to retain the entire License Purchase Price and authorize the release of the Escrow Materials under Section 4(e) of this Agreement,  or (ii) to repair or replace that portion of the Software that does not meet this limited warranty.

EXCEPT FOR THE LIMITED WARRANTIES SET FORTH IN THIS SECTION 7(a), THE SOFTWARE AND ANY SERVICES ARE PROVIDED “AS IS” WITHOUT WARRANTY OF ANY KIND, EITHER EXPRESSED OR IMPLIED. LICENSOR DOES NOT WARRANT THAT THE SOFTWARE WILL MEET LICENSEE’S REQUIREMENTS OR THAT ITS OPERATION WILL BE UNINTERRUPTED OR ERROR FREE. LICENSOR DISCLAIMS ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Some jurisdictions do not allow the exclusion of implied warranties or limitations on how long an implied warranty may last, so the above limitations may not apply to Licensee.

b.                                      Limitation of Liability. Licensee acknowledges and agrees that Licensee is solely responsible for adequate protection and backup of the data and equipment used in connection with the Software. Licensor does not guarantee that use of the Software will be uninterrupted or error-free. Licensor does not guarantee that the information accessed by the Software will be accurate or complete. Licensee acknowledges that performance of the Software may be affected by any number of factors, including without limitation, technical failure of the Software, the acts or omissions of third parties and other causes reasonably beyond the control of Licensor,

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c.                                       including, without limitation, modifications to the Source Code by Licensee. SUBJECT TO THE REMEDIES IN SECTION 7(a) ABOVE, IN NO EVENT WILL LICENSOR BE LIABLE TO LICENSEE OR ANY THIRD PARTY FOR ANY DAMAGES ARISING OUT OF THE SUBJECT MATTER OF THIS AGREEMENT, THE SOFTWARE OR ANY

d.                                      SERVICES UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY, FOR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), OR FOR LOSS OF OR CORRUPTION OF DATA, OR FOR THE COST OF PROCUREMENT OF SUBSTITUTE GOODS OR TECHNOLOGY, IRRESPECTIVE OF WHETHER LICENSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. LICENSOR’S MAXIMUM LIABILITY FOR DAMAGES SHALL BE LIMITED TO THE LICENSE PURCHASE PRICE RECEIVED BY LICENSOR UNDER THIS AGREEMENT. Some jurisdictions do not allow the exclusion or limitation of incidental or consequential damages, so the above limitation or exclusion may not apply to Licensee.

e.                                       Allocation of Risk. THE PROVISIONS OF THIS AGREEMENT ALLOCATE THE RISKS BETWEEN LICENSOR AND LICENSEE. THE ALLOCATION OF RISK IS REFLECTED IN LICENSOR’S PRICING OF THE SOFTWARE AND IS AN ESSENTIAL ELEMENT OF THE BASIS OF THE BARGAIN BETWEEN THE PARTIES.

f.                                        Timely Claims. Except for actions for nonpayment or breach of Intellectual Property Rights, no action (regardless of form) arising out of this Agreement may be commenced by either party more than one (1) year after the cause of action has accrued. For purposes of this Agreement, a cause of action will be deemed to have accrued when a party knew or reasonably should have known of the breach or claimed breach.

8.                                      Indemnification.

a.                                      Mutual Indemnification. Each party shall indemnify and hold the other party harmless from any loss, claim, or damage to person or property arising out of this Agreement or Licensee’s possession or use of the Software, provided that such loss, claim, or damage was not caused in whole or part by the intentional or negligent acts or omissions of the party who is seeking indemnification.

b.                                      Licensee’s Indemnification. Licensor shall also indemnify and hold Licensee harmless against all third-party claims based on infringement of Intellectual Property Rights or arising out of the possession, use of, or access to, the Software provided to Licensee if Licensor is notified promptly by Licensee in writing of any said claim of infringement and if Licensor shall have sole control of the defense of any such actions and all negotiations for its settlement or compromise. If Licensee is prevented from using the Software by reason of such alleged infringement or if in Licensor’s opinion the Software is likely to become the subject of a claim against such infringement, Licensor will at its option and expense either: (i) procure for Licensee the right to continue using the Software; or (ii) replace or modify the same so that it becomes non-infringing.

c.                                       Licensor’s Indemnification. Licensee shall also indemnify and hold Licensor harmless against all third-party claims based upon (i) use of the Software not in accordance with the Documentation or not approved by Licensor, (ii) the inclusion, connection or incorporation, at Licensee’s request, of any third-party work of authorship into the Software, or (iii) any part of the Software is used in a manner for which it was not designed. Licensee also agrees to indemnify and hold Licensor harmless from any and all loss, claim, or damages arising out of or in any way connected to Licensee’s breach of the terms and conditions of this Agreement or its misuse of the Software or services provided herein. Licensee specifically, and without further limitation, agrees to indemnify and hold Licensor harmless from any misrepresentations or statements of fact relating to the operation, use and utility of the Software which Licensee publishes, directly or indirectly, to any third party.

9.                                      Term and Termination.

a.                                      Term. The term of this Agreement shall commence on the Effective Date and continue in perpetuity, unless terminated as set forth herein.

b.                                      Termination. This Agreement may be terminated (i) by either party if the other party materially breaches a provision of this Agreement and fails to cure such breach within forty-five (45) days (ten (10) days in the case of any non-payment) after receiving written notice of such breach from the nonbreaching party; or (ii) by either party immediately upon written notice, if the other party makes any assignment for the benefit of creditors, or a receiver, trustee in bankruptcy or similar officer is appointed to take charge of any or all of the other party’s property, or the other party seeks protection under any bankruptcy, receivership, trust deed, creditor’s arrangement, composition or comparable proceeding or such a proceeding is instituted against the other party and is not dismissed within ninety (90) days, or the other party becomes insolvent or, without a successor, dissolves, liquidates or otherwise fails to operate in the ordinary course. In addition, Licensee shall have the right to terminate this Agreement if Licensee’s business and/or ability to continue to operate its business is materially adversely affected by substantial changes in state or federal law applicable to check cashing, pay day lending, small loans or other consumer financial services from and after the effective date of the change in such law.

c.                                       Effect of Termination. Upon termination of this Agreement for any reason, all rights, obligations and licenses of the parties hereunder shall cease, except that (i) all obligations that accrued prior to the effective date of termination (including without limitation, payment obligations) and any remedies for breach of this Agreement shall survive any termination, and (ii) the provisions of Sections 6, 7, 8 and 9 shall survive.

10.                               Support and Maintenance. Support and maintenance provided by Licensor, if any, for the Software shall be pursuant to the Support Agreement.

11.                               Miscellaneous.

a.                                      Recitals. The foregoing recitals are true and correct and are hereby incorporated herein.

b.                                      Independent Contractors. The relationship of the parties established by this Agreement is strictly that of independent contractors, and nothing contained in this Agreement shall be construed to: (i) give either party the power to direct or control the day-to-day activities of the other party; (ii) constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking; or (iii) allow either party to create or assume any obligation on behalf of the other party or to bind the other party for any purpose whatsoever.

c.                                       Assignment. Except as provided in Section 3(b), Licensee may not assign this Agreement without the prior written consent of Licensor. Any assignment by Licensee in violation of this Section 11(b), whether voluntarily or by operation of law, shall be void ab initio. This Agreement shall inure to the benefit and be binding upon each party’s respective permitted assigns and successors.

d.                                      Headings. All section headings are for reference only and shall not be considered in construing this Agreement.

e.                                       Severability; . In the event that one or more of the provisions of this Agreement shall become invalid, illegal or unenforceable in any respect, the validity or legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

f.                                        [Intentionally Omitted].

g.                                       Waiver. Any waiver of any right or remedy under this Agreement must be in writing and signed by the party to be bound to be effective. No delay or omission in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a waiver of any right or remedy on any future occasion.

h.                                      Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed given (i) if by hand delivery, upon receipt thereof, (ii) if by mail, three (3) business days after deposit in the United States Mail, postage prepaid, certified mail, return receipt requested, (iii) if by facsimile transmission, upon confirmation of receipt thereof, (iv) if by electronic mail (e-mail), upon acknowledgement of receipt thereof by return electronic confirmation of receipt thereof, or (v) if by next day delivery service by a nationally recognized overnight courier, upon such delivery. All notices shall be addressed to the address or fax number noted on the signatory page hereof, or to such other address as shall, from time to time, have been designated by written notice by either party to the other party.

i.                                          Governing Law. This Agreement shall be governed in all respects by the laws of the State of Mississippi, without regard to any provision governing conflicts of law. Each of the parties hereby irrevocably submits to the jurisdiction of the County Court of Rankin County, Mississippi for the purposes of any action or proceeding arising out of or relating to this Agreement or the subject matter hereof and brought by any other party; provided, however, any party may at its option seek injunctive relief in any court with relevant jurisdiction where such other party or such assets may be found or where such other party may be subject to personal jurisdiction, and may effect service of process as provided under any applicable law. The rights and remedies of the parties hereunder are cumulative and not exclusive of any rights or remedies which the parties would otherwise have.

j.                                         Injunctive Relief.  Licensee acknowledges and agrees that any actual or threatened breach by Licensee of Licensee’s obligations herein shall subject Licensor to the risk of serious and irreparable harm, for which any remedy or damages at law may be inadequate, and Licensee further agrees that, in such event, Licensor shall be entitled to temporary, preliminary, and permanent injunctive relief, which shall be in addition to and not in derogation of any other remedies which may be available as a result of such actual or threatened breach.

k.                                      Attorneys’ Fees.  Should either party employ an attorney to enforce any of the provisions of this Agreement, or to recover damages for breach of this Agreement, the prevailing party shall be entitled to recover all reasonable costs, damages and expenses, including reasonable attorneys’ fees, expended or incurred by the prevailing party in connection therewith from the non-prevailing party.

l.                                          Electronic Delivery; Counterparts. This Agreement may be executed in one or more counterparts, each of which is deemed to be an original and all of which taken together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or PDF via electronic mail shall be effective as delivery of a mutually executed original counterpart to this Agreement in the presence of the other parties to this Agreement.

m.                                  Entire Agreement. This Agreement, together with all exhibits, schedules or appendices hereto, contains the entire agreement of the parties with respect to the transactions contemplated hereby and supersedes all prior written and oral agreements, and all contemporaneous oral agreements, relating to such transactions. This Agreement may only be amended by execution of an amendment executed by authorized representatives of the parties to this Agreement.

[SIGNATURES FOLLOW ON PAGES 12 AND 13]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the dates set forth below, by their authorized officers to be effective for all purposes as of the Effective Date.

LICENSOR:

ECASH SOFTWARE SYSTEMS, INC.

By:	/s/ SCOTT PUTNAM
Name:	Scott Putnam
Title:	President

Date:	June 26, 2013

Notice Address:

eCash Software Systems, Inc.
Attn: Scott Putnam, President
216 Avalon Circle
Brandon, MS 39047
Fax: (601) 919-9152

(Signature Page of Licensor to eCash Software License Agreement)

LICENSEE:

COMMUNITY CHOICE FINANCIAL INC.

By:	/s/ BRIDGETTE C. ROMAN
Name:	Bridgette C. Roman
Title:	Secretary

Date:	June 26, 2013

Notice Address:

Community Choice Financial Inc.
Attn: Lance Solomon
7001 Post Road, Suite 200
Dublin, Ohio 43016
Fax: (614) 760-4179

With copies to:

Bridgette Roman: 614-760-4057
Michael Durbin: 614-760-2680

(Signature Page of Licensee to eCash Software License Agreement)

EXHIBIT A

DESCRIPTION OF THE SOFTWARE

1.                                      The Software:

eCash Software System (Version 2013), with the following modules:

a.                                      Title Loan Module;

b.                                      Check Cashing Module;

c.                                       Cash Advance Module;

d.                                      Installment Loan Module;

e.                                       Internet Lending Module; and

f.                                        Collections Module.

Neither the Internet Lending Module nor the Collections Module have been developed. Licensor and Licensee shall mutually agree on the design, operational capacity, documents, requirements and outputs of the modules.  Time is of the essence in the development, testing and implementation of these modules.

2.                                      Location of Data Processing Centers:                              Up to six (6) locations

a.                                      Initial Primary Location:

(i)                                     Address:

(ii)                                  Description of Equipment:

b.                                      Initial Backup Location (if any):

(i)                                     Address:

(ii)                                  Description of Equipment:

Licensee may designate four additional locations or substitute locations.

3.                                      Licensed Locations:

The maximum number of Licensed Locations from which the Software may be used for its designed purpose is 1,000. Licensee may also access the Software from one or more nonphysical office or store locations for

A-1

management purposes only (i.e., for training purposes, to run reports, collect data, monitor usage and the like, but not to provide services). Should Licensee desire to increase the number of Licensed Locations, License shall purchase a separate license for each additional Licensed Location required by Licensee at market rates.

A-2

EXHIBIT B

TABLE OF CONTENTS TO DOCUMENTATION

6                 GETTING STARTED

7                 THE HOME PAGE

7                                         Tool Bar Tabs

8                                         Icons

8                                         At a Glance (Overview)

12                                  Time Clock

12                                                          Clocking In / Out

14                                                          View / Print Reports

14                                                          Modify Time Entry

15                                  Opening a Cash Drawer

18                                  At a Glance (In Depth)

20                                                          Action Items

21                                                          Customer Calls

22                                                          Appointments

23                                                          Court & Garnishment Schedule

23          CUSTOMERS

24                                  Search for Customers

26                                  Edit a Customer

27                                  Add Customer

30                                  Information Tabs

30                                                          References

31                                                          Call Log

32                                                          Payment Plans

34                                                          Appointments

35                                                          Letters

36                                                          Notes

37                                                          History

38                                                          Referrals

40          TOOLS

40                                  General Tools

40                                                          Trial Balance

43                                                          Close Out Day

50                                                          Petty Cash

51                                                          Void System Transactions

53                                                          Transfer Cash Between Drawers

53                                                          Miscellaneous Sales

54                                                          Withdraw Cash from Bank

55                                                          Deposit Cash to Bank

56                                                          Billing Statements

58                                  Deposit Checks — See Check Cashing

58                                  Other Items

60                                  ACH Management

63                                  REPORTS

64                                  USER PROFILE

64                                  LOG OUT

65          ADVANCE

65                                  New Advance

68                                  Re-Printing Contracts / Receipts

68                                  Working with Previous / Existing Advances

71                                  Select an Action

71                                                          Buyback

72                                                          Deposit

73                                                          Mark as Returned

73                                                          Schedule ACH

75                                                          Make a Payment

76                                                          Remove or Edit NSF Fee

77                                                          Create Payment Plan

79                                                          Delete Entire Advance

80                                                          Court Filing

81                                                          Add Fee

82                                                          Rollover

83                                                          Manual Rebate

84                                                          Refund Overpayment

85                                                          Charge Off

86                                                          Void Last Transaction

88          CHECK CASHING

88                                  New Check

90                                  Add a Maker

91                                  Edit a Maker

92                                  Depositing a Cashed Check

93                                  Returning a Check

94                                                          Select an Action

94                                                          Make a Payment

95                                  Printing / Re-Printing Payment Receipt

96                                  TITLE LOANS

96                                            New Title Loans

99                                            Working with Outstanding/Previous Title Loans

101                                     Select an Action

102                                                   Payment or Payoff

103                                                   Repossessing and Selling a Vehicle

104                                                   Search for Repo Providers

104                                                   Add a New Provider

105                                                   Edit a Provider

105                                                   Set for Repo

106                                                   Change Repo Company

106                                                   Cancel Repo

107                                                   Update Repo Status

107                                                   Set for Sale

108                                                   Selling a Vehicle

111                                                   Delete Entire Loan

113                                                   Court Filing

114                                                   Add Fee

114                                                   Renew / Reloan

116                                                   Refund Overpayment

116                                                   Charge Off

117                                                   Void Last Transaction

118                                                   Draw on Line

EXHIBIT C

LICENSE PURCHASE PRICE; PAYMENT TERMS

1.                                      License Purchase Price. In consideration of the license granted hereunder, Licensee shall pay to Licensor, by federal bank wire, certified check or cashier’s check, a total of Four Million Seven Hundred Fifty Thousand and No/100 Dollars ($4,750,000.00) (the “Licensee Purchase Price”), payable as follows:

a.                                      Initial Payment. ***, due and payable to Licensor immediately upon execution of this Agreement (the “Initial Payment”).

b.                                      Milestone Payments. ***, due and payable to Licensor in *** equal installments of *** each as set forth in this paragraph. As of the Effective Date, Licensee has approximately 490 active Licensed Locations. The first payment shall be due and payable immediately upon installation of the Software for use by the first 123 Licensed Locations (for a total of 123 Licensed Locations), the second such payment due upon installation of the Software for use by an additional 123 Licensed Locations (for a total of 246 Licensed Locations), the third such payment due upon installation of the Software for use by the next 123 Licensed Locations (for a total of 369 Licensed Locations), and the final payment due upon installation for use by the remaining 121 Licensed Locations (for a total of 490 Licensed Locations).

c.                                       Bi-Annual Payments. ***, due and payable to Licensor in *** equal bi-annual payments of ***, with the first such payment being due and payable twelve (12) months from the Effective Date of the Agreement and the remaining payments being due and payable every six (6) months thereafter until paid in full. Notwithstanding the foregoing, Licensee shall have the right to holdback *** from the foregoing bi-annual payments and to release those funds at such time as the collection module is completed in accordance with the mutually agreed design, operational capacity, documentation, requirements and outputs of the module.

2.                                      Payments. Except for the Initial Payment, which shall be due immediately upon execution of the Agreement, all payments due under 1(b) and 1(c) above shall be paid to Licensor within three (3) business days of the due date.

3.                                      Late Payment. Licensee will pay a late fee of *** per annum or the ***, whichever is lower, on any overdue License Purchase Price payments. Licensee also agrees to pay Licensor all reasonable costs and expenses of collection of overdue License Purchase Price payments, including attorneys’ fees.

4.                                      Taxes. Licensee will pay all sales, use and other taxes imposed by any applicable laws and regulations as a result of the Licensee Purchase Price payments paid under this Agreement, other than taxes based upon Licensor’s gross revenues or net income.

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION ***

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EXHIBIT D

SOFTWARE SUPPORT AND MAINTENANCE AGREEMENT

(See Attached)

D-1

ECASH SOFTWARE SUPPORT AND MAINTENANCE AGREEMENT

This eCash Software Support and Maintenance Agreement (“Agreement”) is made effective as of June       , 2013 (the “Effective Date”), by and between eCash Software Systems, Inc., a Mississippi corporation (“eCash”), having its principal place of business at 216 Avalon Circle, Brandon, Mississippi 39047, and Community Choice Financial Inc., an Ohio corporation (“Customer”), having its principal place of business at 7001 Post Road, Suite 200, Dublin, Ohio 43016, who agree as follows:

1.                                      Definitions.  Capitalized terms used but not defined herein shall have the meanings assigned to them in the License Agreement. As used in this Agreement, the following capitalized terms shall have the definitions set forth below:

a.                                      “Documentation” shall mean any written, explanatory materials provided by eCash to Customer in connection with this Agreement relating to the operation or use of the Software, and any copies thereof.

b.                                      “Error” shall mean any failure of the Software to conform in any material respect to the Documentation.

c.                                       “Error Correction” shall mean either a modification or addition that, when made or added to the Software, brings the Software into material conformity with the Documentation, or a procedure or routine that, when observed in the regular operation of the Software, avoids the practical adverse effect of an Error.

d.                                      “Initial Enhancements” shall mean those certain initial enhancements to the Software requested by Customer as more particularly described on Schedule 1 attached hereto.

e.                                       “License Agreement” shall mean that certain eCash Software License Agreement dated of even date herewith, as amended from time to time.

f.                                        “Licensed Location” shall mean any one or more of the physical office or store location(s) owned or operated by Customer from which Customer is authorized to access and use the Software and which shall not exceed the maximum number of separate physical locations described on Exhibit A of the License Agreement.

g.                                       “Releases” shall mean new versions of the Software, which may include Error Corrections and/or Updates but do not include any material enhancement of Software features or functionality.

h.                                      “Software” shall mean all that certain proprietary Software licensed by eCash to Customer pursuant to the License Agreement, including all Updates, Releases, service packs, and enhancements thereto, provided by eCash to Customer or generally made commercially available by Licensor to other licensees from time to time, as well as copies of any of the foregoing.

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i.                                          “Update” shall mean a new update of the Software which (i) eCash makes commercially available to its licensees and (ii) would normally be designated as a change in the Software version number [x.x.x]. An “Update” may consist of minor modifications of or improvements to the existing features of the Software, which eCash is providing to its support agreement customers at no additional charge. “Update” does not include any Software revision that provides any material enhancement of the Software features or functionality for which eCash reserves the right and authority to define what constitutes such a material enhancement and to charge an additional license purchase price to access and use such a material enhancement.

2.                                      Term. The initial term of this Agreement shall commence on the Effective Date and shall expire five (5) years from the Effective Date. Within ninety (90) days of expiration, eCash will provide notification to Customer with instructions for renewal. Such Software support and maintenance agreement renewal will provide Customer with an additional term of Software support and maintenance as outlined in this Agreement.

3.                                      Basic Maintenance and Support. During the term of this Agreement, eCash agrees to provide basic maintenance services in support of the Software. Such basic maintenance services shall consist of:

a.                                      Error Correction. eCash shall be responsible for using all reasonable diligence to correct verifiable and reproducible Errors when reported to eCash in accordance with its standard reporting procedures. The Error Correction, when completed, may be provided in the form of a “temporary fix,” consisting of sufficient programming and operating instructions to implement the Error Correction.

b.                                      New Releases. eCash may, from time to time, issue new Releases of the Software containing Error Corrections and/or Updates, to customers who generally have software support and maintenance agreements in effect. eCash shall provide Customer with one (1) copy of each new Release for each copy of the Software being maintained under this Agreement, without additional charge. eCash shall provide reasonable assistance to help Customer install and operate each new Release. Because Releases are cumulative, each Release is useful only if Customer has obtained and installed all prior applicable Releases.

c.                                       Staff. eCash shall maintain a trained staff capable of rendering the services set forth in this Agreement.

d.                                      Initial Training. eCash will provide Customer’s employees with up to one (1) on-site training session per state at no additional charge to Customer.

e.                                       Service Level Agreement. eCash shall provide all the maintenance services described in this Section 3 in accordance with the Service Level Agreement, attached hereto as Schedule 2 and incorporated by reference herein, and breach of the

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f.                                        terms thereof shall have the consequences set forth in Schedule 2 and/or in Section 4 of the Software License Agreement.

4.                                      Additional Services. In addition to basic maintenance services, eCash may provide additional services, as mutually agreed, in support of the Software, subject to payment of its normal charges and expenses:

a.                                      Additional Training. Subject to space and staff availability, for an additional charge, eCash will provide Customer’s employees with additional or advanced training classes.

b.                                      Initial Enhancement Request. Subject to Section 6, eCash will develop and incorporate the Initial Enhancements to the Software.

c.                                       Additional Custom Enhancements. eCash will consider and evaluate the development of custom enhancements for Customer’s specific use and will respond to Customer’s requests for additional services pertaining to the Software (e.g., additional features, data conversion and report-formatting assistance, etc.).

d.                                      Back-Level Support. If Customer chooses not to install any Release, eCash will use reasonable commercial efforts to maintain back-level versions of the Software at Customer’s request, at extra charge, subject to availability of technical support staff.

5.                                      Software Maintenance and Support Exclusions. The following matters are not covered by basic maintenance: (a) any problem resulting from the misuse, improper use, alteration, or damage of the Software; (b) any problem caused by modifications in any version of the Software not made or authorized by eCash; (c) any problem resulting from programming other than the Software or equipment; (d) any problem resulting from the combination of the Software with such other programming or equipment to the extent such combination has not been approved by eCash; or (e) Errors in any version of the Software other than the most recent Release, provided that eCash will continue to support superseded Releases for a reasonable period, not to exceed forty-five (45) days, sufficient for Customer to implement the newest Release. Customer will pay for eCash’s normal charges and expenses for time or other resources provided by eCash to diagnose or attempt to correct any such problem. In addition, Customer is responsible for procuring, installing, and maintaining all equipment, telephone lines, communications interfaces, and other hardware necessary to operate the Software and to obtain maintenance services from eCash. eCash will not be responsible for delays caused by events or circumstances beyond its reasonable control.

6.                                      Support and Maintenance Fees. Customer agrees to pay eCash the following fees for support and maintenance of the Software

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a.                                      Fees for Basic Maintenance Service: Beginning twenty five (25) months from the Effective Date, Customer shall pay *** per month, per Licensed Location, to eCash for basic maintenance service. Such fee shall be due and payable on the first (1st) day of each month during the initial term (beginning on the twenty fifth (25th) month after the Effective Date) and each subsequent renewal term hereunder.

b.                                      Fees for Additional Services: During the initial term and any renewal term, Customer shall pay *** per hour, on an as-needed basis, for all additional services beyond basic maintenance services requested by Customer and provided eCash.

c.                                       Fees for Initial Enhancement Request. eCash shall provide up to eight hundred (800) hours of development time for the Initial Enhancements at no additional charge to Customer. In the event the time necessary to complete the Initial Enhancements exceeds eight hundred (800) hours, Customer agrees to pay *** per hour for each hour in excess thereof.

d.                                      Miscellaneous Fees. The foregoing fees do not include any applicable travel and living expenses for installation and training, file conversion costs, optional products and services, consulting services, shipping charges or the costs of any recommended hardware. Customer agrees to pay such fees and costs, when and as the services are rendered and the expenses incurred, as invoiced by eCash.

7.                                      Feature Request. Licensee may, from time to time, request additional features in the Software or Documentation, provided that such feature request does not infringe upon any third-party Intellectual Property Rights. In the event Licensor elects in Licensor’s sole discretion to incorporate any feature request, Licensor shall do so at no additional cost to Licensee. Licensee hereby waives any and all claim or right in all feature request submitted to Licensor. Licensor shall have no obligation to develop or incorporate any particular feature request or to develop or incorporate any particular feature request within in particular time period.

8.                                      Taxes. Prices do not include, and Customer shall, at its sole cost, pay and indemnify and hold eCash harmless from, all sales/use, or other tax on the transaction contemplated herein (excluding taxes on the gross revenues or net income of eCash). eCash will not collect or remit any aforementioned taxes.. Should Customer be tax exempt, Customer agrees to provide eCash with a copy of its valid tax exemption certificate.

9.                                      Default. Should Customer fail to pay any fees or charges due hereunder or fail to carry out any other obligation under this Agreement or any other agreement with eCash (including the License Agreement), eCash may, at its option, in addition to other available remedies, terminate this Agreement or suspend maintenance services, provided that it first gives Customer ten (10) days’ prior notice in order to permit

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION ***

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Customer to cure Customer’s default. In addition, basic maintenance services will automatically terminate with respect to any copies of Software that are no longer regularly used by eCash customers whether as a result of expiration or replacement of such versions with new Releases.

10.                               Limited Warranty. eCash warrants that the services provided hereunder shall be performed in a workmanlike manner in accordance with industry standards. Notwithstanding the addition of any Error Correction, Update, Release or any other enhancement or modification to the Software, eCash’s obligation to correct Errors in the Software or such additions shall be limited to the basic maintenance services described in this Agreement. EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 10, ECASH SHALL HAVE NO LIABILITY FOR THE SOFTWARE OR ANY SERVICES PROVIDED, INCLUDING ANY LIABILITY FOR NEGLIGENCE; ECASH MAKES AND CUSTOMER RECEIVES NO WARRANTIES, EXPRESS, IMPLIED, STATUTORY, OR WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT OR ANY OTHER COMMUNICATION; AND ECASH SPECIFICALLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR ANY OTHER WARRANTY OF ANY KIND RESPECTING THE SERVICES TO BE PERFORMED HEREUNDER.

11.                               Limitation of Liability. ECASH’S AGGREGATE LIABILITY FOR DAMAGES FROM ANY CAUSE OF ACTION WHATSOEVER RELATING TO ECASH’S OBLIGATIONS TO PROVIDE SERVICES HEREUNDER SHALL BE LIMITED TO THE AMOUNT PAID BY CUSTOMER FOR SUCH SERVICES FOR THE APPLICABLE SERVICE PERIOD LESS THIRTY-THREE PERCENT (33%). IN NO EVENT SHALL ECASH BE LIABLE FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL, INCIDENTAL OR EXEMPLARY DAMAGES OF ANY NATURE IN CONNECTION WITH THIS AGREEMENT AND THE SERVICES OR SOFTWARE PROVIDED HEREUNDER, INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, BUSINESS INFORMATION OR DATA STORAGE, GOODWILL, COMPUTER FAILURE OR MALFUNCTION, OR ANY AND ALL OTHER COMMERCIAL DAMAGES OR LOSSES, ARISING OUT OF THE USE OR INABILITY TO USE THE SOFTWARE, EVEN IF ECASH HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

12.                               Use of Software Updates, Etc.  All Updates, Releases, or Initial Enhancements provided to Customer by eCash pursuant to the terms of this Agreement and the Initial Enhancements, feature request or any other custom enhancements provided pursuant to written request of Customer shall be incorporated into the Software and shall be subject to the terms and conditions of the License Agreement.

13.                               Customer’s Responsibilities.

a.                                      Access. Customer shall provide eCash with access to Customer’s personnel and equipment at all times, as necessary, in order for eCash to provide services hereunder. This access must include the ability to remotely connect to the

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equipment on which the Software is operating and to obtain the level of security access necessary to provide services hereunder.

b.                                      Error Reporting. Customer further agrees to document and promptly report all Errors to eCash. Customer shall take all steps necessary to carry out procedures for the rectification of Errors within a reasonable time after such procedures have been received from eCash.

c.                                       Backup. Customer also agrees to maintain a current backup copy of all programs and data and to properly train its personnel in the use and application of the Software and the equipment on which it is used.

14.                               Miscellaneous.

a.                                      Independent Contractors. The relationship of the parties established by this Agreement is strictly that of independent contractors, and nothing contained in this Agreement shall be construed to: (i) give either party the power to direct or control the day-to-day activities of the other party; (ii) constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking; or (iii) allow either party to create or assume any obligation on behalf of the other party or to bind the other party for any purpose whatsoever.

b.                                      Purchase Order Terms. The terms stated in this Agreement are the exclusive terms regarding Customer’s rights and obligations with respect to the services provided hereunder. Any terms or conditions stated in any purchase order, acknowledgment or invoice shall be of no force and effect, and no course of dealing, usage of trade, or course of performance between the parties shall be relevant to explain or modify any term expressed in the Agreement. The issuance of a purchase order and/or payment of an invoice by Customer shall constitute full and unconditional acceptance and acknowledgement of this Agreement and its terms by Customer.

c.                                       Assignment. This Agreement shall be assignable under the same terms and conditions as the License Agreement is assignable under Sections 3(b) and 11(b) of the License Agreement. Any assignment by Customer in violation of this Section 14(c), whether voluntarily or by operation of law, shall be void ab initio. This Agreement shall inure to the benefit of and be binding upon each party’s respective permitted assigns and successors.

d.                                      Headings. All section headings are for reference only and shall not be considered in construing this Agreement.

e.                                       Severability; . In the event that one or more of the provisions of this Agreement shall become invalid, illegal or unenforceable in any respect, the validity or legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

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f.                                        Waiver. Any waiver of any right or remedy under this Agreement must be in writing and signed by the party to be bound to be effective. No delay or omission in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a waiver of any right or remedy on any future occasion.

g.                                       Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed given (i) if by hand delivery, upon receipt thereof, (ii) if by mail, three (3) business days after deposit in the United States Mail, postage prepaid, certified mail, return receipt requested, (iii) if by facsimile transmission, upon confirmation of receipt thereof, (iv) if by electronic mail (e-mail), upon acknowledgment of receipt thereof by facsimile or by return electronic confirmation thereof or (v) if by next day delivery service, upon such delivery by a nationally recognized overnight courier. All notices shall be addressed to the address or fax number noted on the signatory page hereof, or to such other address as shall, from time to time, have been designated by written notice by either party to the other party.

h.                                      Governing Law. This Agreement shall be governed in all respects by the laws of the State of Mississippi, without regard to any provision governing conflicts of law. Each of the parties hereby irrevocably submits to the jurisdiction of the County Court of Rankin County, Mississippi for the purposes of any action or proceeding arising out of or relating to this Agreement or the subject matter hereof and brought by any other party; provided, however, any party may at its option seek injunctive relief in any court with relevant jurisdiction where such other party or such assets may be found or where such other party may be subject to personal jurisdiction, and may effect service of process as provided under any applicable law. The rights and remedies of the parties hereunder are cumulative and not exclusive of any rights or remedies which the parties would otherwise have.

i.                                          Attorneys’ Fees.  Should either party employ an attorney to enforce any of the provisions of this Agreement, or to recover damages for breach of this Agreement, the prevailing party shall be entitled to recover all reasonable costs, damages and expenses, including reasonable attorneys’ fees, expended or incurred by the prevailing party in connection therewith from the non-prevailing party.

j.                                         Electronic Delivery; Counterparts. This Agreement may be executed in one or more counterparts, each of which is deemed to be an original and all of which taken together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or PDF via electronic mail shall be effective as delivery of a mutually executed original counterpart to this Agreement in the presence of the other parties to this Agreement.

k.                                      Entire Agreement; Amendment. This Agreement, together with all exhibits, schedules or appendices hereto, contains the entire agreement of the parties with respect to the transactions contemplated hereby and supersedes all prior written

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and oral agreements, and all contemporaneous oral agreements, relating to such transactions. This Agreement may only be amended by execution of an amendment executed by authorized representatives of the parties to this Agreement.

[SIGNATURES FOLLOW ON PAGES 9 AND 10]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the dates set forth below, by their authorized officers to be effective for all purposes as of the Effective Date.

ECASH:

ECASH SOFTWARE SYSTEMS, INC.

By:	/s/ SCOTT PUTNAM
Name:	Scott Putnam
Title:	President

Date:	June 26, 2013

Notice Address:

eCash Software Systems, Inc.
	Attn:	Scott Putnam, President
216 Avalon Circle
Brandon, MS 39047
	Fax:	(601) 919-9152

(Signature Page of eCash to eCash Software Support and Maintenance Agreement)

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CUSTOMER:

COMMUNITY CHOICE FINANCIAL INC.

By:	/s/ BRIDGETTE C. ROMAN
Name:	Bridgette C. Roman
Title:	Secretary

Date:	June 26, 2013

Notice Address:

Community Choice Financial Inc.
Attn: Lance Solomon
7001 Post Road, Suite 200
Dublin, Ohio 43016
Fax: (614) 760-4179

With copies to:

Bridgette Roman: 614-760-4057
Michael Durbin: 614-760-2680

(Signature Page of Customer to eCash Software Support and Maintenance Agreement)

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SCHEDULE 1

INITIAL ENHANCEMENT REQUEST

eCash will develop and incorporate the Initial Enhancements identified below in accordance with the terms of the Agreement to which this Schedule 1 is attached:

Dept	Priority (1=Now)	Description
Operations		Payday
Operations	1	Payday loan - must have the ability to run a deposit and select the items to be deposited. This is needed day 1.
Operations	1	Contracts and receipts need to print automatically. This would be for all products.
Operations	1	*** loan build out
Operations	1	***APR calculation
Operations		Title
Operations	1	Must be able to limit the customer’s loan limit based on the customer’s payment not exceeding ***% of the customer’s ***. Today there is not a *** field in e-Cash.
Operations	1	Build a refinance loan type for *** where the customer’s loan can only be refinanced under the following conditions:
Operations		o The original principal of the loan has been reduced by ***
Operations		o The new principal amount cannot exceed ***
Operations	1	Ensure certain states have restrictions on the amount of times a loan can be refinanced
Operations		o *** does not allow a loan to be refinanced
Operations		o *** limits the customer to refinance their loan once
Operations		Check Cashing
Operations	1	Add logic for *** check cashing
Operations	1	Add customer history on check cashing screen
Operations	1	Add a *** summary history to new check cashing screen
Operations	1	Need the ability to override the pre-determined fee for a check cashing type. Need the ability to have table match our current check fee structure, which is a *** based system based on ***.
Operations	1	Check cashing levels tied to every CSR and when a check is being cashed outside of the CSR’s level, a Warning would appear but would not prevent them from completing transaction.
Operations	1	This would then need to be in an exception report that can be run daily by an SM, DM, etc.
Operations	1	Fraud/Velocity detection
Operations		General
Operations	1	Add support for multiple *** per store
Operations	1	Ability to transfer cash ***
Operations	1	Add to be able to write an adjustment on a loan transaction-might need a posting date

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION ***

Operations	1	Add a 24 hour close out process review
Operations	1	Add a review of the nightly process that currently runs to ensure it will complete in time
Operations	1	Client will need replicated database at ***
Operations	1	Inventory tracking system for sales items including fields for sales tax
Operations	1	Add rules for the different miscellaneous sales products
Operations	1	Add ability to set required field per regions/districts/stores - typically done on a state level
Operations	1	Add suffix field e.g. jr, sr
Operations	1	Ability to accrue interest on certain accounts but not affect ***
Operations	1	Need loan models from each state
Operations	1	Reports-need a list from client of core reports to use in addition to current reports in eCash
Operations	1	In regards to all goods and services sales, we need to have the principal collected and the fee for the service broken out both on the screen and on the receipt.
Operations	1	No transactions should be conducted from the ***. All transactions must be from a ***.
Operations	1	*** product will need to have the *** created and ensure that call queue system is flexible to match current needs
Operations	1	Tight printer integration

Collections	1	Need to add drop down for action taken during collection/care call-do not want free form comments

Compliance		STATE
Compliance	1	Opt in/out per loan for ACH
Compliance	1	Need *** letters automated
Compliance	1	Add opt out option for customer that does not want to be shared between multiple branches (FTC Reg B-Safe Harbor)
Compliance		AML
Compliance	1	Automated currency transaction reporting with ability to aggregate transactions and filter by amount or another field
Compliance	1	OFAC query for all transactions
Compliance	1	Cradle to Grave loan history report
Compliance	1	Ability to re-print (receipts)
Compliance	1	Check image storage (front and back)
Compliance	1	Database requirements (***)
Compliance		AML
Compliance	1	*** check cashing document retention
Compliance	1	Payee/customer check cashing aggregation
Compliance	1	Ability to enforce required fields at certain dollar thresholds for certain products
Compliance	1	Aggregation of cash in or out ***, regardless of entity
Compliance	1	ID scanning (image only)

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION ***

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Compliance	1	Integration of money order serial numbers and wire transfers MTCNs

3rd Party	1	Interface-Bill Pay
3rd Party	1	Interface-Need API for collection center-initially will interface with current collections system-specs for eCash collections to come at a later date
3rd Party	1	Interface-Money Orders
3rd Party	1	Interface-TRECS-accounting import
3rd Party	1	Interface-Western Union
3rd Party	1	DFS ping
3rd Party	1	Veritec check database integration

Installment	1	Only charge late fee once per month on ***
Installment	1	Rule to hold payment allocation of late fees to the end of the loan-***client will confirm that this is needed
Installment	1	Ability to set up delinquency based on missed payments (bi-weekly, monthly) so accounts are in cure for *** missed payments before charging off
Installment	1	Refinance back to ***
Installment	1

When they do refinance’s the customer would stay at the lowest rate.  Example customer started with $5K loan and paid down to $1K.  Refinance back to $2K.  They were at 12.5% interest and when they refinance they should stay at the lowest rate.

Installment		Keep in mind that this doesn’t cover any detailed or desired reporting requirements
Installment	1	Handle multiple methods of interest — 365/366, 360, with multiple payment cycles (bi-weekly, semi-monthly, monthly)
Installment	1	Utilize *** of payment rules for customer status and write-off needs.
Installment	1	# of Missed payments before default may vary by product, state, pay cycle
Installment	1	At loan origination, provide customer with best options for first payment and subsequent payment dates to attempt to avoid multiple payments with no principal pay down

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION ***

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SCHEDULE 2

SERVICE LEVEL AGREEMENT

eCash Help Desk	Hours	Days	Response Time	Escalation Process
Normal Hours of Operation	***	***	Calls are answered live.	Call ***
Outside Normal Hours (including holidays)			Should be answered live or within a reasonable callback time. Call goes to four (4) phones. Two on-call techs as well as ***.	Call ***

SEVERITY — LEVEL ONE

Error/Issue Resolution	Emergency Bug Fix	Database Performance Issues	Compliance and Regulatory Issues
Business/Financial Exposure	The application failure ***.	The application failure ***.	The compliance issue creates a high state or federal compliance exposure.
Work Outage	The application failure causes users to be unable to work or perform some significant portion of their job.	The application failure causes users to be unable to work or perform some significant portion of their job.	n/a
Number of Users Affected	The application failure affects a large number of users.	The application failure affects a large number of users.	n/a
Workaround (carries the heaviest weighting of the characteristics for Severity 1 and 2)	There is no acceptable workaround to the problem (i.e., the job cannot be performed in any other way).	There is no acceptable workaround to the problem (i.e., the job cannot be performed in any other way).	There is no acceptable workaround to the problem (i.e., the job cannot be performed in any other way).
Resolution Time (does not include CCFI time for deployment to production)	Within ***.	Within ***.	Within ***.

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION ***

SEVERITY — LEVEL TWO

Error/Issue Resolution	Critical Bug Fix	Device Integration Issues
Business/Financial Exposure	The application failure creates a ***.	The problem device creates a ***.
Work Outage	The application failure causes users to be unable to work or perform some significant portion of their job.	The problem device causes users to be unable to perform a minor portion of their job, but they are still able to complete most other tasks.
Number of Users Affected	The application failure affects a large number of users.	The problem device affects a small number of users.
Workaround (carries the heaviest weighting of the characteristics for Severity 1 and 2)	There is an acceptable and implemented workaround to the problem (i.e., the job can be performed in some other way).	There is likely an acceptable workaround to the problem.
Resolution Time (does not include CCFI time for deployment to production)	Within four (4) hours.	Within twenty-four (24) hours.

SEVERITY — LEVEL THREE

Error/Issue Resolution	Regular Bug Fix
Business/Financial Exposure	The application failure creates a ***.
Work Outage	The application failure causes users to be unable to perform a minor portion of their job, but they are still able to complete most other tasks.
Number of Users Affected	The application failure affects a small number of users.
Workaround (carries the heaviest weighting of the characteristics for Severity 1 and 2)	There is likely an acceptable workaround to the problem.
Resolution Time (does not include CCFI time for deployment to production)	Next quarterly service pack release.

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION ***

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Definitions for Requests For Support

A request for support will require the user to either call or email the eCash Help Desk. The following services are provided in response:

Corrective maintenance

Defined as activities associated with root-cause analysis and bug-fix isolation and resolution:

Root-cause analysis

Analysis of the root causes of problems. Problems will be reviewed to determine their root causes, measures will be taken to correct the sources of the problems, and reports will be prepared and distributed in a timely fashion.

Bug fixes

Defined as the emergency repair of any operation that does not comply with expected system operation. This includes system errors, “hung” or halted screens, or unexpected results within the system that render it unusable for the purpose for which it was designed.

Recording requests for system enhancements

Ideas and requests for system enhancements will be formally logged and noted for consideration by eCash for inclusion in a future release.

Definitions

Support Request

For the purposes of this agreement, a Support Request is generally defined as a request for support to fix a defect in existing application code or a request for support that involves no modifications to application code, such as a question.

Work Order

For the purposes of this agreement, a Work Order is generally defined as any request to make modifications to the functionality of eCash or any request to add functionality to eCash. Such requests are not covered under this agreement.

Support

The eCash Help Desk is manned between ***, Monday through Friday.

Availability

Outside of these hours, support calls ring four phones.  Two on call techs along with Scott Putnam and Terry Freeze.

Severity Codes

The following characteristics are used to identify the severity of a problem report:

* Business and financial exposure

* Work outage

* Number of users affected

* Workaround

* Acceptable resolution time

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION ***

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It is not necessary (nor is it likely) to have perfect match of each characteristic to categorize a problem report at a particular severity level. A given problem must be judged against each of the characteristics to make an overall assessment of which severity level best describes the problem. CCFI and eCash will jointly determine the initial severity rating for a call.

Roles and Responsibilities

CCFI

CCFI has the following general responsibilities under this agreement:

CCFI will conduct business in a courteous and professional manner with eCash.

CCFI users eCash will use the appropriate help desk to request support.

CCFI will use their own appropriate help desk to provide initial support, including raising support calls with the eCash Help Desk.

CCFI will provide all information required to open a support request.

CCFI will assign severity codes adhering to the correct usage of these codes as defined in this SLA.

Once a support request has been submitted, CCFI will make them available to work with the eCash support resource assigned to the support request.

eCash

eCash has the following general responsibilities under this agreement:

eCash will conduct business in a courteous and professional manner with CCFI.

eCash will log all information from CCFI required to establish contact information, document the nature of the problem and CCFI’s hardware/network environment (as applicable).

eCash will attempt to resolve problems over the phone on first call.

eCash will escalate support request to next level of internal support within eCash upon approach of established resolution targets.

eCash will obtain CCFI’s approval before closing a support call.

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